UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 23, 2001

GRANITE BROADCASTING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-19728	13-3458782
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

767 Third Avenue,  34th Floor

New York, New York 10017

(212) 826-2530

(Address, including zip code, and telephone number,
including area code of registrant's principal executive offices)

Item 1.   Changes in Control of Registrant

Not Applicable

Item 2.  Acquisition or Disposition of Assets

Not Applicable

Item 3.   Bankruptcy or Receivership

Not Applicable

Item 4.   Changes in Registrant's Certifying Accountant

Not Applicable

Item 5.   Other Events

                Granite Broadcasting Corporation entered into a first amendment (the "Amendment") to its senior credit agreement, effective October 23, 2001. A copy of the Amendment is attached hereto as Exhibit 10.52 and is incorporated by reference herein.

Item 6.   Resignations of Registrant's Directors

Not Applicable

Item 7.   Financial Statements and Exhibits

C.            Exhibits.

10.52

First Amendment, dated as of October 5, 2001, to the Credit Agreement, dated as of March 6, 2001, by and among Granite Broadcasting Corporation, the Lenders party thereto, Goldman Sachs Credit Partners L.P., as agent for the Lenders, as sole lead arranger and book runner and as Tranche B Collateral Agent and Foothill Capital Corporation, as Tranche A Collateral Agent.

Item 8.   Change in Financial Year

Not Applicable

Item 9.   Regulation FD Disclosure

Not Applicable

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE BROADCASTING CORPORATION

Dated:	October 23, 2001	By:	/s/ Ellen McClain
		Name:	Ellen McClain
		Its:	Chief Financial Officer

EXHIBIT INDEX

10.52

First Amendment, dated as of October 5, 2001, to the Credit Agreement, dated as of March 6, 2001, by and among Granite Broadcasting Corporation, the Lenders party thereto, Goldman Sachs Credit Partners L.P., as agent for the Lenders, as sole lead arranger and book runner and as Tranche B Collateral Agent and Foothill Capital Corporation, as Tranche A Collateral Agent.